UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

AFS Holdings, Inc.

(State or other jurisdiction of incorporation)

Nevada	333-207587	46-5750207
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer Identification No.)

310 Fourth Avenue South, Suite 7000, Minneapolis, MN		55415
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (612) 200-8456

____________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2017, AFS Holdings, Inc., a Nevada corporation (“we” or the “Company”), entered into a License Agreement (the “Agreement”) with Avalon Oil & Gas, Inc., our largest shareholder, whereby the Company acquired a license to use certain trade secrets and technology for the industrial hemp industry related to European cannabidiol. The license specifically allows for the sale, resale, offer for sale, import and use of a product referred to as the “Doc Rico” product line, which consists of pain relief balms, face and body soap, lip balm, hemp oil, and hand and body lotion. The territory for the license is worldwide. As consideration for the license, the Company must pay to Avalon Oil & Gas, Inc. an initial license fee of $200,000 in cash within six months of the date of the Agreement. In addition, the Company must pay to Avalon Oil & Gas, Inc. an annual royalty fee of six percent (6%) of the gross receipts received by the Company, or $25,000, whichever is greater. The initial term of the Agreement is 10 years. The Agreement may be terminated by the Company with 90 days prior written notice. The Agreement may be terminated by Avalon Oil & Gas, Inc. in the event of a material breach by the Company, so long as such breach has not been cured within a 90 day period from the date of notice of such breach.

Item 1.02 Termination of a Material Definitive Agreement.

On May 10, 2017, the Company terminated the Exclusive License Agreement dated June 10, 2015 and the related amendment dated February 11, 2016 with Avalon Oil & Gas, Inc., the Company’s largest shareholder. The Exclusive License Agreement requires 90 days prior written notice for termination, meaning that the effective date of the termination will be August 8, 2017. The Exclusive License Agreement allowed for a sublicense of anti-corrosion technology. The Company has determined that it is in the best interests of the Company to no longer operate in the anti-corrosion industry, as the Company will now be operating in the industrial hemp industry.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1 License Agreement dated May 10, 2017 with Avalon Oil & Gas, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFS HOLDINGS, INC.

Date: June 1, 2017	/s/ Kent Rodriguez
Kent Rodriguez, President

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